UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2012

Apria Healthcare Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-168159	33-0488566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26220 Enterprise Court Lake Forest, California		92630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 639-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Financial Officer

On December 28, 2012, Apria Healthcare Group Inc. (the “Company”) announced that Chris A. Karkenny, the Company’s Executive Vice President and Chief Financial Officer, will be leaving the Company effective as of December 31, 2012 to pursue other business opportunities. This management change is part of the Company’s ongoing efforts to reduce corporate overhead and to better align the Company’s management with the Company’s two business units: (1) home respiratory therapy and home medical equipment provided by Apria Healthcare, Inc. and (2) home infusion therapy and enteral nutrition provided by Coram LLC.

For purposes of Mr. Karkenny’s employment agreement and his management unit subscription agreement, Mr. Karkenny’s departure from the Company constitutes a termination without “cause”; provided, however, that in the release of claims that Mr. Karkenny entered into with the Company on December 23, 2012, the Company agreed to amend his employment agreement and management unit subscription agreement as follows:

•

the timing of the severance payments that Mr. Karkenny is entitled to receive under his employment agreement has been modified such that he will now receive $500,000 on December 31, 2012 and the remaining portion ($1,426,060) in equal installments over twenty-four months after December 31, 2012, subject to his continued compliance with the non-competition, non-solicitation, non-disparagement and confidentiality covenants contained in his employment agreement; and

•

with respect to his management unit subscription agreement, (1) the period of time that the Company has to purchase all of Mr. Karkenny’s vested units has been amended and will now apply for a period from March 31, 2014 to June 1, 2014 and (2) Mr. Karkenny’s unvested performance-vesting Class B and Class C Units will not be forfeited as a result of his termination of employment and instead will remain eligible to vest if the performance conditions are satisfied prior to March 31, 2014.

Mr. Karkenny’s employment agreement and management unit subscription agreement have been previously filed with the SEC as Exhibits 10.5 and 10.14, respectively, to the Company’s Registration Statement on Form S-4 filed on July 16, 2010 (File No. 333-168159) and the material terms of the termination provisions in Mr. Karkenny’s employment agreement and management unit subscription agreement are described on pages 111 and 117 of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2012.

Appointment of Principal Financial Officer

In connection with the departure of Mr. Karkenny, effective as of January 1, 2013, Peter A. Reynolds, the Company’s Chief Accounting Officer and Controller, will be assuming the role of principal financial officer of the Company.

Mr. Reynolds, 54, joined the Company as Chief Accounting Officer and Controller in August 2007. He serves as the Company’s principal accounting officer, responsible for all accounting functions, financial reporting, and SEC reporting. Mr. Reynolds has 25 years of healthcare experience and demonstrated expertise in all areas of accounting and financial reporting. Prior to joining the Company, he served as Senior Vice President and Chief Accounting Officer for Skilled Healthcare Group, a public company. Prior to Skilled Healthcare, he served as Senior Vice President of Finance and Corporate Controller at PacifiCare Health Systems. He is a Certified Public Accountant who has also spent more than 11 years in public accounting with Deloitte & Touche and Ernst & Young.

The press release issued by the Company on December 28, 2012 announcing Mr. Karkenny’s departure and Mr. Reynolds’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Equity Arrangements for Departed Named Executive Officer

As previously reported, Daniel E. Greenleaf, the former Chief Executive Officer of Coram LLC, left the Company effective November 29, 2012 to pursue other business opportunities. For purposes of Mr. Greenleaf’s employment agreement and his existing management unit subscription agreement, Mr. Greenleaf’s departure from the Company constitutes a termination without “cause”; provided, however, that on December 27, 2012, the Company, Apria Holdings LLC (“Holdings”), and Mr. Greenleaf entered into a letter agreement the (“Letter Agreement”) amending certain terms of Mr. Greenleaf’s existing management unit subscription agreement. In addition, on December 27, 2012, Holdings and Mr. Greenleaf entered into a new management unit subscription pursuant to which Mr. Greenleaf is being granted 348,877 Class B Units (of which 58,146 are vested and the remainder of which are performance-vesting) and 290,731 Class C Units in Holdings (all of which are performance-vesting). Set forth below is a summary of the material terms of these new equity arrangements.

Letter Agreement

The Letter Agreement amends Mr. Greenleaf’s existing management unit subscription agreement as follows:

•

Mr. Greenleaf’s existing Class B Units that had a threshold value greater than $0 have been reset at Holdings’ most recent available fair market value and now require that the value of Holdings’ Class A Units must exceed $1.10 in order for Mr. Greenleaf to receive any value from his existing Class B Units, such that no payment would be made in respect of his existing Class B Units if the value of a Class A Unit fails to exceed $1.10;

•

the Company’s right to purchase all of Mr. Greenleaf’s existing vested Class B and Class C Units at fair market value has been extended to apply for a period from December 1, 2012 to July 15, 2015; and

•

Mr. Greenleaf’s unvested performance-vesting Class B and Class C Units were not deemed forfeited on Mr. Greenleaf’s November 29, 2012 termination date pursuant to the original terms of his existing management unit subscription agreement and instead will remain eligible to vest if the performance conditions applicable to such units are satisfied prior to December 31, 2014.

New Equity Grant

Except as described below, the terms of Mr. Greenleaf’s new management unit subscription agreement will be generally the same as the terms contained in his existing management unit subscription agreement:

•

the new Class B Units granted to Mr. Greenleaf are being granted at current fair market value and will require the value of Holdings’ Class A Units to exceed $1.10 in order for him to receive any value from such units, such that no payment would be made in respect of his new Class B Units if the value of a Class A Unit fails to exceed $1.10;

•

58,146 of the new Class B Units are fully vested and the remaining new Class B and Class C Units are performance-vesting and will vest only if Blackstone Capital Partners V L.P. and its affiliates receive cash proceeds (not subject to any clawback, indemnity or similar contractual obligation) in respect of 25% of their units in Holdings equal to 200% of their aggregate capital contributions for such units prior to December 31, 2014;

•

the new Class B and Class C Units contain no put rights in favor of Mr. Greenleaf and the call rights of Holdings contained in his new management unit subscription agreement provide that (1) until July 15, 2015 and (2) if Mr. Greenleaf materially violates any of the restrictive covenants described below contained in the new management unit subscription agreement (a “Restrictive Covenant Violation”) or engages in any conduct that would be a violation of a restrictive covenant set forth in the new management unit subscription agreement but for the fact that the conduct occurred outside the relevant periods, then Holdings has the right for a specified period to purchase from Mr. Greenleaf all new Class B and Class C Units held by him at the fair market value thereof or, in the event of a Restrictive Covenant Violation, at the lesser of fair market value thereof and cost, which means that such units will be effectively forfeited; and

•

as a condition to receiving the units, Mr. Greenleaf has agreed to the same restrictive covenants contained in his existing management unit subscription agreement, including confidentiality of information, noncompetition, non-solicitation and non-disparagement covenants.

Mr. Greenleaf’s employment agreement was previously filed with the SEC as Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on February 25, 2011. Mr. Greenleaf’s existing Form of Management Unit Subscription Agreement was previously filed with the SEC as Exhibit 10.15 to the Company’s Registration Statement on Form S-4 filed on July 16, 2010 (File No. 333-168159) and the material terms of the termination provisions in Mr. Greenleaf’s employment agreement and his existing management unit subscription agreement are described on pages 111, 118 and 119 of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2012.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Apria Healthcare Group Inc., dated December 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC.

Date: December 28, 2012	By:	/s/ ROBERT S. HOLCOMBE
	Name:	Robert S. Holcombe
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Subject Matter

99.1	Press release of Apria Healthcare Group Inc., dated December 28, 2012